                                                                  Exhibit (h)(3)


                              EXCELSIOR FUNDS TRUST
                                 AMENDMENT NO. 2
                                       TO
                  FUND ACCOUNTING AND ADMINISTRATION AGREEMENT


        WHEREAS, Excelsior Funds Trust (the "Company"), SEI Investments Global Fund Services (formerly SEI Investments Mutual Funds Services) ("SEI"), Federation Services Company ("FSC") and U.S. Trust Company, N.A. (formerly U.S. Trust Company) ("UST") desire to amend the Fund Accounting and Administration Agreement dated as of June 4, 2001, and amended as of September 30, 2003 (the "Agreement"), by and among them to update certain contact information and to include the Equity Core Fund as an investment portfolio of the Company covered by the Agreement; and

        WHEREAS, the Fund Accounting and Administration Agreement, as expressly amended hereby, shall continue in full force and effect.

        The parties hereto, intending to be legally bound hereby, agree that the Agreement is amended as follows:

        The names of each series of the Company as listed in Exhibits A, B and C to the Agreement are hereby amended and restated as follows:

                              Excelsior Funds Trust
                Equity Fund
                Income Fund
                Total Return Bond Fund
                Mid Cap Value Fund
                Optimum Growth Fund
                High Yield Fund
                International Equity Fund
                Enhanced Tax Managed International Fund
                Equity Income Fund
                Equity Core Fund

        IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below as of March 15, 2004.

                                            EXCELSIOR FUNDS TRUST

                                            /s/ Agnes Mullady
                                            ------------------------------------
                                            Name:  Agnes Mullady
                                            Title: CFO



                                            SEI INVESTMENTS GLOBAL FUND SERVICES

                                            /s/ Stephen G. Meyer
                                            ------------------------------------
                                            Name:  Stephen G. Meyer
                                            Title: Executive Vice President



                                            FEDERATED SERVICES CORPORATION

                                            /s/ Charles L. Davis Jr.
                                            ------------------------------------
                                            Name:  Charles L. Davis Jr.
                                            Title: Vice President



                                            U.S. TRUST COMPANY, N.A.

                                            /s/ Neil M. McDonnell
                                            ------------------------------------
                                            Name:  Neil M. McDonnell
                                            Title: SVP & CFO